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                                                                  EXHIBIT 12(d)


February 12, 1999


U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:      Virtual Technology Corporation

Ladies and Gentlemen:

We are writing pursuant to Rule 304(a)(3) of Regulation S-B to advise you that, as the firm that audited the financial statements of Virtual Technology Corporation ("VTC") as of and for the fiscal year ended January 31, 1997, we have reviewed the disclosures in VTC's Registration Statement on Form 10-SB under Part II, Item 3 and that we agree with the statements made by VTC thereunder.

Very truly yours,


/s/ Copeland, Buhl and Company, PLLP